Global Cash Access Announces First Quarter 2006 Financial Results;
                Revenue of $129.8 million and Adjusted
                 Diluted Cash EPS of $0.15 in Q1 2006


    LAS VEGAS--(BUSINESS WIRE)--May 2, 2006--Global Cash Access
Holdings, Inc. ("GCA" or the "Company") (NYSE:GCA) today announced financial results for the quarter ended March 31, 2006.

    Statement about Accounting Terms

    In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing adjusted results on a supplemental basis. Adjusted results exclude non-cash compensation expense in the first quarter of 2006. In addition, the Company uses certain non-GAAP financial measures of financial performance. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.
    Beginning with the first quarter of 2006, the Company no longer uses the line item labeled "Gross Profit" in its GAAP income statement. Investors may still calculate gross profit by subtracting cost of revenues from total revenues as they are presented on the Company's consolidated income statement. Except for minor reclassifications, the Company has not changed the basis on which it presents cost of revenues.

    Summary Non-GAAP Results

    For the quarter ended March 31, 2006, revenues were $129.8 million, an increase of 18.4% over the $109.7 million in revenues recorded in the same quarter last year. Adjusted Net Income was $8.2 million in Q1 2006, an increase of 11.8% over net income of $7.3 million in Q1 2005. Adjusted Cash Earnings, which reflect the amortization of the acquired goodwill realized in the Company's 2004 recapitalization transactions, were $12.3 million in Q1 2006 as compared to $11.3 million in Q1 2005, an increase of 8.9%. Adjusted Cash Earnings per diluted share was $0.15 in Q1 2006 as compared to $0.16 in Q1 2005. Adjusted EBITDA was $25.2 million in Q1 2006, equal to EBITDA realized in the same period in 2005. Adjusted figures in Q1 2006 exclude $2.0 million of non-cash compensation expense ($1.2 million after taxes).
    Weighted average diluted shares outstanding in the first quarter of 2005 do not reflect the issuance of 10.1 million shares in connection with the Company's initial public offering ("IPO") in September 2005. If the Q1 2006 diluted share count were used in both periods, Adjusted Cash EPS would be $0.15 and $0.14 for the quarters ended March 31, 2006 and March 31, 2005, respectively.
    "The first quarter of 2006 was very strong," commented Kirk Sanford, President and Chief Executive Officer of GCA. "Revenues in three of our four product categories saw double-digit year over year growth rates, allowing us to report nearly $130 million in total revenue. And our new product initiatives continued on track, continuing to position GCA as the industry leader in product innovation."

    Highlights of the Quarter

    -- Recorded revenue of $129.8 million, the highest quarterly total ever recorded by the Company.

    --  Significant increases in key metrics:

        --  Same store surcharge revenue up 12.5%

        --  Cash advance dollars disbursed volume up 19.3%

        --  ATM transaction volume up 16.2%.

    --  Completed MGM MIRAGE installations at all properties (except
        Beau Rivage).

    -- 3-in-1 Enabled QuickJack(TM) Plus Redemption Kiosk installations reached 106 as of March 31, 2006.

    -- Renewed contracts with major customers Station Casinos, Pinnacle Entertainment and Casino Arizona

    --  Received an upgraded debt rating from Moody's Investors
        Service

    GAAP Results

    For the first quarter of 2006, total revenues were $129.8 million, an increase of 18.4% over the first quarter of 2005. Operating Income (including non-cash compensation expense) in the 2006 quarter was $20.6 million, a decrease of 5.7% from the same period in 2005. Net income in the 2006 quarter was $7.0 million, down from $7.3 million in the first quarter of 2005. Diluted earnings per share was $0.09 in the first quarter of 2006 as compared to $0.10 in the first quarter of 2005.

    First Quarter Results of Operations

    Total revenues increased 18.4% from $109.7 million in the first quarter of 2006 to $129.8 million in the first quarter of 2006. Same store revenues for Cash Advance and ATM surcharge revenue increased 12.5%.
    The following is a comparison of selected revenue components for the first quarter of 2006 to the same period in 2005:

    -- Cash advance revenues were up 18.1%, from $56.8 million to $67.1 million. Cash disbursed increased 19.3%, from $1.13 billion to $1.35 billion. The number of transactions increased 9.3%, from 2.3 million to 2.5 million. The average transaction amount increased from $491.19 to $536.25. The average fee declined from 5.02% to 4.97%. Average revenue per transaction increased 8.1% from $24.63 to $26.63.

    -- ATM revenues increased 21.4%, from $43.8 million to $53.2 million. The number of transactions increased 16.2% from 14.3 million to 16.7 million. Cash disbursed was $2.92 billion compared to $2.35 billion, an increase of 24.3%. Average revenue per transaction increased 4.6% from $3.05 to $3.19.

    -- Check services revenues were $7.2 million, an increase of 14.8%. The face amount of checks warranted increased by 25.5%, from $257.3 million to $322.8 million. The number of check warranty transactions grew 12.9%, from 1.12 million to 1.26 million. The average face amount per check warranted grew from $230.46 to $256.08, an increase of 11.1%. The average check warranty fee declined from 2.33% to 2.12%. Average check warranty revenue per transaction increased 0.9% from $5.37 to $5.42.

    -- Central Credit and other revenues declined 15.3%, from $2.8 million to $2.4 million.

    Cost of revenues increased 26.1% in the quarter to $91.4 million from $72.5 million in the first quarter of 2005. Commissions, the largest component of cost of revenues, increased 26.2%. Interchange increased 26.8%, driven by the increase in cash advance volumes as well as higher interchange rates.
    Gross margin was 29.6% in the first quarter of 2006 as compared to 33.9% in the first quarter of 2005 and 31.6% in the fourth quarter of 2005.
    Operating expenses increased 27.3% from $12.0 million in the first quarter of 2005 to $15.3 million in the current quarter. Operating expenses excluding non-cash compensation expense was $13.3 million in the current quarter, an increase of 11.0%. Operating expenses (excluding non-cash compensation expense) increased 5.4% on a sequential basis from the fourth quarter of 2005.
    Depreciation and amortization expense declined 22.6% from $3.3 million in the first quarter of 2005 to $2.6 million in the first quarter of 2006.
    Interest income was $555 thousand in Q1 2006, an increase of 23.1% from the comparable 2005 period.
    Interest expense in the first quarter of 2006 was $10.2 million as compared to $10.9 million in the first quarter of 2005. Interest expense on the Company's borrowings declined $2.2 million due to the lower level of outstanding indebtedness in the first quarter of 2006. Interest expense on the Company's ATM funds increased 78.0% from $2.0 million in Q1 2005 to $3.5 million in Q1 2006, due primarily to increases in the LIBOR rate on which those funds are priced.
    Income tax expense in the first quarter of 2006 was $4.0 million as compared to $4.1 million in the comparable quarter of 2005. The Company's provision in the first quarter of 2006 is based on an expected effective rate for all of 2006 of 36.65%.

    Balance Sheet

    At March 31, 2006, the Company had cash and cash equivalents of $47.2 million. Settlement receivables were $24.0 million and settlement liabilities were $24.0 million.
    Total borrowings at March 31, 2006 were $319.1 million, consisting of $166.3 million of borrowings under the Company's senior secured credit facilities and $152.8 million face amount of 8 3/4% senior subordinated notes. During the first quarter of 2006, the Company made a $2.3 million mandatory repayment on the term loan component of its senior secured credit facilities. Commencing in April 2006, the borrowing rate on the term loan portion of senior secured credit facilities decreased from LIBOR +225 basis points to LIBOR +175 basis points.
    The Company made investments in property, equipment and software of $4.1 million and $2.1 million during the three months ended March 31, 2006 and 2005, respectively. Investments in the 2006 period include ATM and other casino floor equipment as well as purchases of computer and communications hardware and software.

    Financial Guidance

    For fiscal 2006, the Company currently expects revenues in a range of $530 million to $540 million and Adjusted Diluted Cash Earnings per Share in a range of $0.64 to $0.66. The Company currently expects Q2 2006 revenue to be in a range of $130 million to $133 million and Adjusted Diluted Cash Earnings per Share in a range of $0.15 to $0.16.
    Excluded from the Adjusted Diluted Cash Earnings per Share figures presented above are anticipated FAS 123(R) expenses of $8.9 million for the full year and $2.3 million for the second quarter.
    This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time. Such factors and circumstances may change, and such changes may have an impact on the Company's financial outlook. The Company is under no obligation to update its financial guidance.

    Non-GAAP Financial Information

    None of EBITDA, Adjusted EBITDA, Adjusted Net Income or Adjusted Cash Earnings is a measure of financial performance under United States generally accepted accounting principles ("GAAP"). Accordingly, none of them should be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. The Company believes that EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Cash Earnings are widely-referenced financial measures in the financial markets. In addition, the Company has identified certain potential adjustments to its financial results that address income or expenses that the Company believes are unusual or non-recurring in nature. The Company believes that referencing EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Cash Earnings and identifying unusual or non-recurring items is helpful to investors. Reconciliations between GAAP and non-GAAP measures and between actual and adjusted financial results are presented elsewhere in this press release.

    Cautionary Note Regarding Forward-Looking Statements

    This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation all of the assumptions and forecasts given in the section of this release entitled "Financial Guidance."
    Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to:

    -- our failure to correctly predict increases in revenue due to inaccuracies in our assumptions, our inability to execute on business opportunities or other reasons;

    -- our failure to correctly predict future gross margins and operating expenses due to inaccuracies in our assumptions, our inability to control expenses or other reasons;

    -- our failure to correctly anticipate our capital spending in 2006, which would affect the level of depreciation expense and the level of cash available for debt repayment;

    -- our failure to anticipate other uses of our cash which could prevent us from repaying debt as anticipated;

    -- our inability to correctly predict the future levels of interest rates;

    -- changes in income tax rates in the jurisdictions in which we operate;

    -- challenges by the Internal Revenue Service to the tax step-ups that contribute to the bulk of our deferred tax asset;

    -- and unanticipated changes in the amount of our diluted common shares outstanding.

    The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-123514), our Annual Report filed on Form 10-K (No. 001-32622) and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

    About Global Cash Access Holdings, Inc.

    Las Vegas-based Global Cash Access Holdings, Inc. is a holding company whose principal asset is the stock of Global Cash Access, Inc. ("GCA"). GCA is a leading provider of cash access systems and related marketing services to the gaming industry. For more information, please visit the Company's Web site at www.globalcashaccess.com.

          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (amounts in thousands, except per share)
                              (unaudited)
----------------------------------------------------------------------


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                    --------  --------
REVENUES:
  Cash advance                                     $ 67,055  $ 56,778
  ATM                                                53,160    43,773
  Check services                                      7,244     6,309
  Central Credit and other revenues                   2,376     2,806
                                                    --------  --------

           Total revenues                           129,835   109,666

  Cost of revenues                                  (91,351)  (72,465)
  Operating expenses                                (15,290)  (12,013)
  Amortization                                       (1,502)   (1,364)
  Depreciation                                       (1,065)   (1,952)
                                                    --------  --------

OPERATING INCOME                                     20,627    21,872
                                                    --------  --------

INTEREST INCOME (EXPENSE), NET
  Interest income                                       555       451
  Interest expense                                  (10,248)  (10,932)
                                                    --------  --------

           Total interest income (expense), net      (9,693)  (10,481)
                                                    --------  --------


INCOME BEFORE INCOME TAX PROVISION AND MINORITY
 OWNERSHIP LOSS                                      10,934    11,391

INCOME TAX PROVISION                                 (4,007)   (4,083)
                                                    --------  --------

INCOME BEFORE MINORITY OWNERSHIP LOSS                 6,927     7,308

MINORITY OWNERSHIP LOSS, NET OF TAX                      36        32
                                                    --------  --------

NET INCOME                                         $  6,963  $  7,340
                                                    ========  ========


Earnings per share
  Basic                                            $   0.09  $   0.23
                                                    ========  ========
  Diluted                                          $   0.09  $   0.10
                                                    ========  ========

Weighted average number of common shares
 outstanding
  Basic                                              81,556    32,175
  Diluted                                            81,556    71,699



          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
    Reconciliation of Adjusted Cash Earnings and Adjusted Net Income
      to Net Income, and Adjusted EBITDA and EBITDA to Net Income
                        (amounts in thousands)
                              (unaudited)
----------------------------------------------------------------------


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                    --------  --------

Adjusted EBITDA                                    $ 25,155  $ 25,188

Minus:
         Non-cash compensation expense, before tax   (1,961)        -

                                                    --------  --------
EBITDA                                             $ 23,194  $ 25,188
                                                    ========  ========

Minus:
         Depreciation                                (1,065)   (1,952)
         Amortization                                (1,502)   (1,364)
         Interest expense                           (10,248)  (10,932)
         Income tax provision                        (4,007)   (4,083)

Plus:
         Interest income                                555       451
         Minority ownership loss, net of tax             36        32

                                                    --------  --------
Net Income                                         $  6,963  $  7,340
                                                    ========  ========

Plus:
         Non-cash compensation expense, net of tax    1,243         -

                                                    --------  --------
Adjusted Net Income                                $  8,206  $  7,340
                                                    ========  ========

Plus:
         Deferred tax amortization related to
          acquired goodwill                           4,116     3,972

                                                    --------  --------
Adjusted Cash Earnings                             $ 12,322  $ 11,312
                                                    ========  ========


    CONTACT: Global Cash Access Holdings, Inc.
             Harry Hagerty, 702-262-5003 (Investor Contact)
              or
             Katcher Vaughn & Bailey Communications
             Kristi Gooden, 615-248-8202 (Media Contact)